UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

DELTA PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street

Suite 4300

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 293-9133

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2011, Delta entered into the Third Amendment (the “Third Amendment”) to Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Macquarie Bank Limited, as administrative agent for the lenders named in the Credit Agreement. In conjunction with the Third Amendment, the lenders increased the term loan available to Delta from $15 million to $22 million. Advances on the incremental $7 million available under the term loan are permitted to be made in two tranches of up to $5.5 million and up to $1.5 million commencing on December 12, 2011 and December 19, 2011, respectively. On December 12, 2011, Delta requested and received the first incremental term loan tranche of $5.5 million. Additionally, Delta agreed to pay the lenders an aggregate one-time amendment fee of $140,000, equal to 2% of the incremental term loan availability, in consideration of the financial accommodations extended to Delta under the Third Amendment.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On December 16, 2011, Delta issued a press release announcing that it and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated December 12, 2011, between Delta Petroleum Corporation and Macquarie Bank Limited, as administrative agent

99.1	Delta Petroleum Corporation Press Release, dated December 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011

Delta Petroleum Corporation

By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated December 12, 2011, between Delta Petroleum Corporation and Macquarie Bank Limited, as administrative agent

99.1	Delta Petroleum Corporation Press Release, dated December 16, 2011